EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use and incorporation by reference in Registration Statement No. 333-169117 on Form S-4 of our report dated June 10, 2010, relating to the statement of revenues and certain expenses of 303 Second Street property (which expresses an unqualified opinion and includes an explanatory paragraph referring to the purpose of the statement), included and incorporated by reference in the Registration Statement.

We also consent to the reference to us under the heading “Experts” in such prospectus.

/S/ DELOITTE & TOUCHE LLP

Los Angeles, California

October 4, 2010